Exhibit 10.9(b)

FIRST AMENDMENT

            This First Amendment is dated as of August 1, 1999 by and between Vail Associates, Inc. ("VA") and William A. Jensen ("Executive").

RECITALS

            A.        VA and Executive are parties to that certain Employment Agreement dated as of May 1, 1997 ("Employment Agreement"), whereby Executive agreed to render certain services and serve in the employ of VA under the terms and conditions provided for in the Employment Agreement; and

            B.         VA and Executive wish to amend certain terms and conditions of the Employment Agreement as hereinafter provided.  All terms not defined herein shall have the meaning given in the Employment Agreement.

COVENANTS

            NOW THEREFORE, the parties agree hereto as follows:

            1.         Section 1(a) of the Employment Agreement is hereby amended such that effective August 1, 1999,  Executive shall serve as Senior Vice President & Chief Operating Officer - Vail.  Executive shall continue to report to the President, the Board and the CEO of Vail Resorts, Inc.

            2.         Section 2(a) of the Employment Agreement is hereby amended such that Executive shall be paid an annualized Base Salary of Two Hundred Eighty-Five Thousand dollars ($285,000.00) beginning on August 1, 1999, and Executive's Base Salary shall be increased to Three Hundred Thousand dollars ($300,000.00) on October 1, 1999; thereafter Executive's Base Salary shall be reviewed annually beginning on or before September 30, 2000.

            3.         Section 2(d) of the Employment Agreement is hereby amended such that Executive shall, subject to applicable rules and bylaws in effect from time to time, be entitled to the benefits of family membership at the Beaver Creek Club (which includes golf at the Beaver Creek Golf Course and access to Beano's Cabin and the Hyatt Spa) and the Game Creek Club (which includes access to the Game Creek on mountain restaurant and base locker facilities in the Vail Village); provided however, that Executive shall not actually be a member of such clubs and in no event shall Executive be entitled to any claim of reimbursement of any initiation or similar fee.  Executive shall be solely responsible for the payment of any and all charges incurred at such facilities, excluding only the payment of any regular dues which Executive shall not be obligated to pay.  In addition, Executive shall, subject to applicable rules and bylaws in effect from time to time, be entitled to the benefits of membership at either The Country Club of the Rockies or The Club at Cordillera, whichever Executive elects (subject to availability); provided however, that Executive shall not actually be a member of such club and in no event shall Executive be entitled to any claim of reimbursement of any initiation or similar fee.  Further, Executive shall be solely responsible for the payment of any and all charges incurred at such club, the payment of one-half of any of the regular dues associated with such club, and the VA shall pay the remaining one-half of any of the regular dues associated with such club.

            4.         Section 3(a) of the Employment Agreement is hereby amended such that the term of the Employment Agreement shall continue through September 30, 2002; provided, however, that unless either VA or Executive gives written notice of non-renewal to the other not less than 120 days prior to the then current scheduled expiration date, the Employment Agreement shall thereafter be automatically renewed for successive 1-year periods.

            5.         All other terms and conditions stated in the Employment Agreement shall remain in full force and effect.  To the extent there is any conflict between the terms of this First Amendment and the terms of the Employment Agreement, the terms of this First Amendment shall control.

            IN WITNESS whereof, the parties have executed this First Amendment as of the day first written above.

            VAIL ASSOCIATES, INC.

            By:

            Its:

            EXECUTIVE:

            WILLIAM A. JENSEN